Exhibit 99.1

ALTRIA RECORDS CHARGES AND INTEREST OF $119 MILLION FOR TOBACCO AND HEALTH JUDGMENTS RELATED TO THE WILLIAMS AND BULLOCK CASES

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Altria revises its 2011 full-year guidance for reported diluted earnings per share (EPS) from a range of $1.60 to $1.66 to a range of $1.58 to $1.64, primarily due to 2011 fourth-quarter charges associated with the tobacco and health judgments related to the Williams and Bullock cases

•	Altria is redefining adjusted diluted EPS to also exclude charges for tobacco and health judgments

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Altria forecasts that 2011 full-year adjusted diluted EPS, which excludes the impact of special items including charges related to tobacco and health judgments, will be in the range of $2.01 to $2.07. This represents a growth rate of 6% to 9% from a 2010 adjusted diluted EPS base of $1.90 per share, which was not impacted by tobacco and health judgment charges

RICHMOND, Va. – December 2, 2011 – Altria Group, Inc. (Altria) (NYSE: MO) today announced that its operating subsidiary, Philip Morris USA Inc. (PM USA) is recording a fourth-quarter pre-tax charge of $62 million related to tobacco and health judgments in the Williams and Bullock cases as well as incurring approximately $57 million in interest costs related to those two cases.

Disclosure of Financial Results – Redefined Adjusted Diluted EPS

Altria reports its diluted EPS in accordance with U.S. generally accepted accounting principles (GAAP). Previously, Altria also disclosed adjusted diluted EPS, which measured Altria’s diluted EPS, excluding among other items, certain Philip Morris Capital Corporation (PMCC) leveraged lease charges, SABMiller plc (SABMiller) special items, restructuring charges, and certain tax items. Beginning with the fourth quarter of 2011, Altria will redefine its adjusted diluted EPS to also exclude charges for tobacco and health judgments. Altria’s management does not view these items to be part of our sustainable results as they may be highly variable and difficult to predict and can distort underlying business trends and results. Altria’s management believes that the redefined adjusted diluted EPS measure will provide useful insight into underlying business trends and results, and will provide a more meaningful comparison of year-over-year adjusted diluted EPS. Altria’s management uses adjusted measures internally for planning, forecasting and evaluating the performances of Altria’s businesses, including allocating resources and evaluating results relative to employee compensation targets.

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2011 Full-Year Guidance

Altria revises its 2011 full-year guidance for reported diluted EPS from a range of $1.60 to $1.66 to a range of $1.58 to $1.64, primarily due to 2011 fourth-quarter charges of four cents per share associated with the tobacco and health judgments related to the Williams and Bullock cases, partially offset by favorability related to tax items.

In connection with its decision to redefine adjusted diluted EPS as described above, Altria forecasts that 2011 full-year adjusted diluted EPS, as redefined to exclude special items listed below in Table 1, will be in the range of $2.01 to $2.07. This represents a growth rate of 6% to 9% from a 2010 adjusted base of $1.90 per share, which was not impacted by tobacco and health judgment charges.

The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to this forecast. Reconciliations of full-year reported to original adjusted diluted EPS and to redefined adjusted diluted EPS are shown in Table 1 below.

Table 1 - Altria’s Revised Full-Year Earnings Per Share Guidance

	Full Year
	2011 Guidance	2010	Change
Reported diluted EPS	$1.58 to $1.64	$1.87	(16)% to (12)%
Asset impairment, exit, integration and implementation costs	0.10	0.04
UST acquisition-related costs*	—	0.01
SABMiller special items	0.02	0.03
PMCC leveraged lease charge	0.30	—
Tax items**	(0.04)	(0.05)

Original adjusted diluted EPS	$1.96 to $2.02	$1.90	3% to 6%
Tobacco and health judgments (Williams, Scott and Bullock cases)	0.05	—

Redefined adjusted diluted EPS	$2.01 to $2.07	$1.90	6% to 9%

*	Excludes exit and integration costs.
**	Excludes the tax impact included in the 2011 second-quarter PMCC leveraged lease charge.

American Airlines Bankruptcy

Altria also announced that it expects this week’s American Airlines bankruptcy filing to have a negative impact on PMCC’s fourth-quarter financial results. Altria’s preliminary estimate of the potential impact of this event is reflected in its 2011 EPS guidance above.

Dividend Payout Ratio Target

Altria expects to continue to return a large amount of cash to shareholders in the form of dividends and to maintain a dividend payout ratio target of approximately 80% of its adjusted diluted EPS as redefined. Future dividend payments remain subject to the discretion of Altria’s Board of Directors.

Revised Adjusted Results

As a result of the redefinition of adjusted diluted EPS, which excludes the impact of special items including charges related to tobacco and health judgments, Altria is disclosing revised adjusted diluted EPS results for the 2011 time periods impacted, as shown in Table 2 below. Previously disclosed reported and adjusted diluted EPS results for the four quarters of 2010 as well as the first and third quarters of 2011 were not impacted by tobacco and health judgment charges.

Table 2 - Altria’s 2011 Revised Adjusted Diluted EPS Results Excluding Special Items

	Revised Q2 2011	Revised Six Months Ended June 30, 2011	Revised Nine Months Ended Sept. 30, 2011
Reported diluted EPS	$0.21	$0.66	$1.23
SABMiller special items	0.02	0.01	0.01
PMCC leveraged lease charge	0.30	0.30	0.30
Tax items*	—	—	(0.01)
Tobacco and health judgments (Scott case)	0.01	0.01	0.01

Redefined adjusted diluted EPS	$0.54	$0.98	$1.54
Change vs. year-ago	8.0%	6.5%	5.5%

Previously disclosed adjusted diluted EPS	$0.53	$0.97	$1.53
Previously disclosed change vs. year-ago	6.0%	5.4%	4.8%

*	Excludes the tax impact included in the 2011 second-quarter PMCC leveraged lease charge.

ALTRIA’S PROFILE

Altria directly or indirectly owns 100% of each of PM USA, U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Ste. Michelle Wine Estates Ltd. (Ste. Michelle), and PMCC. Altria holds a continuing economic and voting interest in SABMiller plc.

The brand portfolios of Altria’s tobacco operating companies include such well-known names as Marlboro, Copenhagen, Skoal and Black & Mild. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle and Columbia Crest, and it exclusively distributes and markets Antinori, Champagne Nicolas Feuillatte and Villa Maria Estate products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of, or licensed by, Altria or its subsidiaries. More information about Altria is available at altria.com.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2010, and its Quarterly Report on Form 10-Q for the period ended September 30, 2011.

These factors include the following: Altria’s tobacco businesses (PM USA, USSTC and Middleton) are subject to price competition; changes in adult consumer preferences and demand for their products; fluctuations in raw material availability, quality and cost; reliance on key facilities and suppliers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; legislation, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on trade inventories, consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and, from time to time, governmental investigations.

Furthermore, the results of Altria’s tobacco businesses are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop new products and markets and to broaden brand portfolios in order to compete effectively; and to improve productivity.

Altria and its tobacco businesses are also subject to federal, state and local government regulation, including broad-based regulation of PM USA and USSTC by the U.S. Food and Drug Administration. Altria and its subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law, bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds and certain challenges to bond cap statutes.

Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

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